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                                   EXHIBIT 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Intermagnetics General Corporation


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763,
33-38145, 33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163,
333-75269, 333-64822 and 333-126818) of Intermagnetics General Corporation of our report dated November 4, 2005 relating to the financial statements of IGC 401(k) Retirement Savings Plan as of May 31, 2005 and 2004, and for the years then ended, and related schedule, which appear in this Form 11-K.


/s/ PricewaterhouseCoopers LLP


November 22, 2005